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                                                                    EXHIBIT 99.1



[COHO ENERGY, INC. LOGO]



COHO ENERGY, INC. SEEKS BANKRUPTCY PROTECTION

Dallas, Texas, February 6, 2002. -- Coho Energy, Inc. (OTC: CHOH) announced that earlier today it, and two of its subsidiaries, Coho Resources, Inc. and Coho Oil & Gas, Inc., filed voluntary petitions seeking protection under Chapter 11 of Title 11 of the United States Code ("Bankruptcy Code"). The filing was made with United States Bankruptcy Court, Northern District of Texas, Dallas Division. The filing under Chapter 11 permits the Company to continue business operations while it develops a plan to reorganize its financial affairs.

Timing of the filing was dictated by several factors, including the notice of default served on the Company on February 1, 2002 by the holders of the Company's senior debt.

Coho Energy, Inc. is a Dallas based oil and gas producer focusing on exploitation of underdeveloped oil properties in Oklahoma and Mississippi.

For further information contact: Gary Pittman (972) 774-8300.